Exhibit 10.3

Attachment A
Johnson Controls International plc
Restrictive Covenants for Award Agreements

In consideration for the Participant’s opportunity to earn the benefits provided in this Award Agreement (regardless of whether benefits under this Award Agreement are actually realized by the Participant), and except as prohibited by law, the Participant agrees as follows:

1.    Non-Competition.    Participant agrees that during his or her employment with the Company or its Subsidiaries, and for the period of one (1) year following the Participant’s Termination of Employment for any reason, or such longer period of non-competition as is included in any offer letter or any other agreement between Participant and the Company or its Subsidiaries or Affiliates, the Participant will not directly or indirectly, own, manage, operate, control (including indirectly through a debt, equity investment, or otherwise), provide services to, or be employed by, any person or entity engaged in any business that (i) conducts or is planning to conduct a business in competition with any business conducted or planned by the Company or any of its Subsidiaries (1) that is located in a region in which Participant had substantial responsibilities during the twenty-four (24) month period preceding Participant’s termination, and (2) for which Participant (A) was materially involved in during the twenty-four (24) month period preceding Participant’s termination, or (B) had knowledge of operations or substantial exposure to during the twenty-four (24) month period preceding Participant’s termination; or (ii) designs, develops, produces, offers for sale or sells a product or service that can be used as a substitute for, or is generally intended to satisfy the same customer needs for, any one or more products or services designed, developed, manufactured, produced or offered for sale or sold by any of the Company’s business (1) that is located in a region in which Participant had substantial responsibilities during the twenty-four (24) month period preceding Participant’s termination, and (2) for which Participant (A) was materially involved in during the twenty-four (24) month period preceding Participant’s termination, or (B) had knowledge of operations or substantial exposure to during the twenty-four (24) month period preceding Participant’s termination.

2.    Non-Solicitation of Customers.    Participant agrees that during his or her employment with the Company or its Subsidiaries, and for the period of two (2) years following the Participant’s Termination of Employment for any reason, or such longer period of non-solicitation as is included in any offer letter or any other agreement between Participant and the Company or its Subsidiaries or Affiliates, the Participant will not, directly or indirectly, on his or her own behalf or on behalf of another (i) solicit, aid or induce any customer of the Company or any of its Subsidiaries that Participant was responsible for, including supervised, managed or directed by Participant, to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other person or entity in identifying or soliciting any such customer, or (ii) solicit, aid or induce any customer that was pursued by the Company and with which Participant had contact, participated in the contact, or about which Participant had knowledge of Confidential Information by reason of Participant’s relationship with the Company within the twenty-four (24) month period preceding Participant’s termination if that sale or service would be located in a region with respect to which the Participant had substantial responsibilities while employed by the Company or its Subsidiaries.

3.    Non-Solicitation of Employees.    Participant agrees that during his or her employment with the Company or its Subsidiaries, and for the period of two (2) years following the Participant’s Termination of Employment for any reason, or such longer period of non-solicitation as is included in any offer letter or any other agreement between Participant and the Company or its Subsidiaries or Affiliates, the Participant will not, directly or indirectly, on his or her own behalf or on behalf of another solicit, recruit, aid or induce employees of the Company or any of its Subsidiaries (a) with whom Participant has had material contact with during the twelve (12) months period preceding Participant’s termination and who had access to Confidential Information, trade secrets or customer relationships; or (b) who were directly managed by or reported to Participant as of the date of Participant’s termination to leave their employment with the Company or its Subsidiaries in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries, or hire or knowingly take any action to assist or aid any other person or entity in identifying or hiring any such employee.

4.    Confidentiality.    In consideration for the Participant’s opportunity to earn the benefits provided in this Award Agreement (regardless of whether benefits under this Award Agreement are actually realized by the Participant) and for the Company’s and its Subsidiaries’ promise to provide Participant with confidential and competitively sensitive information from time to time concerning, among other things, the Company and its Subsidiaries strategies, objectives, performance and business prospects, the Participant agrees that during his or her employment with the Company or its Subsidiaries, and until such time thereafter as the Confidential Information is no longer confidential through no fault of the Participant, the Participant shall not use or disclose any Confidential Information except for the benefit of the Company or its Subsidiaries in the course of the Participant’s employment, and shall not use or disclose any Confidential Information in competition with or to the detriment of the Company or its Subsidiaries, or for the benefit of the Participant or anyone else other than the Company or its Subsidiaries. Notwithstanding the foregoing, nothing herein shall prohibit the Participant from reporting or otherwise disclosing possible violations of state, local or federal law or regulation to any governmental agency or entity, or making other disclosures that, in each case, are protected under whistleblower provisions of local, state or federal law or regulation. Nothing in this Agreement is intended to discourage or restrict Employee from reporting any theft of trade secrets pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”) or other applicable state or federal law.  The DTSA provides: An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to any attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation or law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to an attorney for the individual and use the trade secret information in the court proceeding, if the individual (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

“Confidential Information” means any information that is not generally known outside the Company and its Subsidiaries, relating to any phase of business of the Company or any Subsidiary, whether existing or foreseeable, including information conceived, discovered or developed by the Participant. Confidential Information includes, but is not limited to: project files, product designs, drawings, sketches and processes; production characteristics; testing procedures and results thereof; manufacturing methods, processes, techniques and test results; plant layouts, tooling, engineering evaluations and reports; business plans, financial statements and projections; operating forms (including contracts) and procedures; payroll and personnel records; non-public marketing materials, plans and proposals; customer lists and information, and target lists for new clients and information relating to potential clients; software codes and computer programs; training manuals; policy and procedure manuals; raw materials sources, price and cost information; administrative techniques and documents; and any information received by the Company under an obligation of confidentiality to a third party.
5.    Non-Disparagement.    Each of the Participant and the Company and its Subsidiaries (for purposes hereof, the Company and its Subsidiaries shall mean only the officers and directors thereof and not any other employees) agrees not to make any statements that disparage the other party, or in the case of the Company or its Subsidiaries, their respective Subsidiaries, employees, officers, directors, products or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to the limitations in this paragraph.

6.    Remedies.    Irreparable injury will result to the Company, and to its business, in the event of a breach by the Participant of any of the Participant’s covenants and commitments under this Award, including the covenants of non-competition and non-solicitation. Therefore, in the event of a breach of such covenants and commitments, in the sole discretion of the Company, any of the Participant’s unvested, or vested but unexercised, Options or SARs shall be immediately rescinded and the Participant will forfeit any rights he or she has with respect thereto. Furthermore, by acknowledging this Award, and not declining the Award, in the event of such a breach, upon demand by the Company, the Participant hereby agrees and promises immediately to deliver to the Company the number of Shares (or, in the discretion of the Company, the cash value of said Shares) or the amount of cash the Participant received upon the exercise of the Options or SARs that occurred any time from and after the earlier of (i) the date of the breach or (ii) six months prior to the Participant’s termination of employment.  In addition, the Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages. The Participant further acknowledges and confirms that the terms of this Attachment, including but not limited to the time and geographic restrictions, are reasonable, fair, just and enforceable by a court.